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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE


United Shipping & Technology Announces Nasdaq Notice

Minneapolis--(BUSINESS WIRE)--July 25, 2001--United Shipping & Technology, Inc. (US&T, NASDAQ: USHP), today announced that it had received a Nasdaq Staff Determination on July 24, 2001 indicating that the Company fails to comply with the marketplace capitalization requirements for continued listing set forth in Marketplace Rule 4310(c)(2)(B)(ii), and that its securities are, therefore, subject to delisting from the Nasdaq SmallCap Market. The Company will have a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination and the Company believes that, with the conversion of its outstanding convertible subscription agreements, it can establish compliance with the required Nasdaq Marketplace Rules.


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Contact:

Wesley C. Fredenburg
United Shipping & Technology, Inc.
(952) 941-4080
wes.fredenburg@u-s-t.com


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